Exhibit 10.91.3

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

Additional Contract No. 24
to the Contract No. KT-361/1110 as of November 11, 2010
(hereinafter — “Contract”)

Moscow	30 January 2013

Closed Joint Stock Company EvereCT-C (PSRN 110774618793), hereinafter referred to as the “Agency”, represented by General Director Yu.G. Moskvitina, acting on the basis of the Charter, on one hand,

and Closed Joint Stock Company TSV Company (PSRN 5077746859757), hereinafter referred to as the “Company”, represented by General Director S.A. Vasiliev, acting on the basis of the Charter, on the other hand, hereinafter jointly referred to as the “Parties”, have concluded the present Additional Contract on the following:

1.                        The Parties agreed to amend the Contract in respect of amount of rendered/provided works/services, namely: starting from the 1st of January, 2013 and to expiry date (including) of the Contract,  works/services mentioned in articles 3.2.2, 3.2.3, 3.2.5 — 3.2.11 of the Contract will not be rendered in respect of [**] and revenues of the Network from such advertising will not be included in the Actual gross Incomes within above mentioned period.

2.          All other provisions of the Contract and Additional Contracts to it, as well as Applications and other documents concluded in accordance with it shall remain in full force subject to the amendments agreed herein.

3.          The present Additional Contract shall come into force starting from the date it is signed by the Parties and shall be in force from the 1st of January, 2013 and shall stay in force until the expiry date (including) of the Contract and shall be an integral part of it.

4.          The present Additional agreement is executed in two originals, each original for each Party having equal legal force.

Agency	Company
Closed Joint Stock Company	Closed Joint Stock Company
«EvereCT-C»	TSV Company

On behalf of the Agency	On behalf of the Company

/s/ Yu. G. Moskvitina	/s/ S.A. Vasiliev
Yu. G. Moskvitina	S.A. Vasiliev